Exhibit 10.31

REINSTATEMENT OF AND FOURTH AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS REINSTATEMENT OF AND FOURTH AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of this 10th day of December, 2018 (“Amendment Date”), by and between GNP GROUP OF PINEVILLE, LLC, a North Carolina limited liability company (“Seller”), and LODGING FUND REAL ESTATE INVESTMENT TRUST III, LLC, a Delaware limited partnership real estate investment trust (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller and Buyer entered into an Asset Purchase Agreement with an effective date of October 5, 2018, as amended (the “Purchase Agreement”), for the purchase and sale of the Hampton Inn & Suites Charlotte/Pineville located at 401 Towne Centre Boulevard, Pineville, North Carolina 28134;

WHEREAS, Buyer sent a notice to Seller on December 7, 2018 under which Buyer indicated its desire to terminate the Purchase Agreement; and

WHEREAS, Seller and Buyer desire to enter into this Fourth Amendment for the purpose of reinstating the Purchase Agreement in the event the Purchase Agreement was terminated in accordance with the terms of the Purchase Agreement and evidencing their mutual understanding and agreement regarding certain modifications to the Purchase Agreement as more specifically set forth hereinbelow.

NOW, THEREFORE, for and in consideration of the premises hereto, the keeping and performance of the covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer intending to be legally bound, agree and amend the Purchase Agreement as follows:

1.                                      Capitalized Terms.  Capitalized terms under in this Amendment that are not specifically defined herein shall have the meanings given such terms in the Purchase Agreement.

2.                                      Reinstatement.  As of the Amendment Date, the Purchase Agreement is hereby fully reinstated.  Except as amended hereby, the Purchase Agreement shall remain in full force and effect and is ratified and confirmed.

3.                                      Incorporation of Recitals. The Recitals above constitute material and operative provisions in this Amendment, they are incorporated by reference.

4.                                      Due Diligence. Buyer and Seller agree that the Review Period is extended through 5:00p.m EDT on December 14, 2018.

5.                                      Miscellaneous.

a.              Amendment. This Amendment and the Asset Purchase Agreement together with all amendments, will not be amended, altered, or terminated except by a writing executed by each Party.

b.              Choice of Law. This Amendment and the Asset Purchase Agreement together with all amendments shall be governed in all respects by the laws of the State of North Carolina.

c.               Headings. The paragraph headings used in this Amendment are included solely for convenience.

d.              Entire Agreement. This Amendment, together with the Asset Purchase Agreement as amended, sets forth the entire understanding of the Parties as it relates to the subject matter contained herein.

e.               Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all counterparts, when taken together, will constitute one and the same agreement.

f.                Facsimile Execution. The Parties agree that signatures on this Fourth Amendment may be delivered by facsimile in lieu of an original signature, and the Parties agree to treat facsimile signatures as original signatures and agree to be bound by this provision.

Signatures on the next page

The Parties have executed this Amendment on the following dates to be effective as of the Effective Date:

Dated:

SELLER

GNP Group of Pineville, LLC
a North Carolina limited liability company

/s/ Nishith Patel
By: Nishith Patel
Its: Manager

Dated:

BUYER

Lodging Fund Real Estate Investment Trust III, LP
a Delaware limited partnership

/s/ David Durell
By: David Durell
Its: Chief Acquisition Officer